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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



                  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 2, 1999, relating to the consolidated financial statements of Planet Polymer Technologies, Inc. (the "Company"), which appears on page F-2 of the Appendix to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
------------------------------



PricewaterhouseCoopers LLP



San Diego, California
March 29, 1999